Exhibit 10.3

FORM OF CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT (this “Convertible Note Subscription Agreement”) is entered into on _______, 2021, by and among Seven Oaks Acquisition Corp., a Delaware corporation (the “Issuer”), and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution of this Convertible Note Subscription Agreement, the Issuer, Blossom Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Issuer (“Merger Sub”), Blossom Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of the Issuer (“Merger Sub II”), and Giddy Inc., a Delaware corporation (“Giddy”), are entering into an Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time, the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement to be completed on and prior to the closing date thereof, collectively, the “Transaction”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, effective as of the closing of the Transaction, (i) Merger Sub will merge with and into Giddy (the “First Merger”), with Giddy being the surviving entity in the merger and continuing (immediately following the First Merger) as a wholly-owned subsidiary of the Issuer (the “Surviving Corporation”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation shall be merged with and into Blossom Merger Sub II (the “Second Merger”), with Blossom Merger Sub II being the surviving entity in the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of the Issuer;

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase convertible notes (the “Convertible Notes”) of and from the Issuer having the terms set forth on Annex A attached hereto, which is incorporated in and made a part of this Convertible Note Subscription Agreement, in an aggregate principal amount as set forth on Subscriber’s signature page attached hereto, at 100% of such principal amount (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Convertible Notes in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer; and

WHEREAS, on or about the date of this Convertible Note Subscription Agreement, the Issuer is entering into other convertible note subscription agreements (the “Other Subscription Agreements” and together with this Convertible Note Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”) in a form substantially similar to this Convertible Note Subscription Agreement, pursuant to which such Other Subscribers have agreed to purchase additional Convertible Notes (to be issued under the same indenture substantially in the form attached as Annex A hereto) on the closing date of the Transaction (the “Closing Date”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.        Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Convertible Notes in an aggregate principal amount as set forth on Subscriber’s signature page attached hereto (such subscription and issuance, the “Subscription”).

Section 2.         Closing.

(a)           The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date, immediately prior to the consummation of the Transaction.

(b)           At least five (5) Business Days before the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. No later than two (2) Business Days prior to the anticipated Closing Date, Subscriber shall deliver the Purchase Price for the Convertible Notes by wire transfer of United States dollars in immediately available funds to an escrow account established by the Issuer with a third party financial institution pursuant to an escrow agreement (the “Escrow Agreement”), as specified by the Issuer in the Closing Notice, such funds to be held in escrow until the Closing, and deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Convertible Notes and deliver these through the facilities of The Depository Trust Company (“DTC”) to Subscriber or its nominee, including, without limitation, a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing, (i) the Purchase Price shall be released from escrow automatically, and without further action by the Subscriber, upon notice by the Issuer to the escrow agent according to the Escrow Agreement that Closing is going to occur imminently and (ii) the Issuer shall use reasonable best efforts to deliver to Subscriber or its nominee the Convertible Notes in book entry form through the facilities of DTC. In the event that the consummation of the Transaction does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by the Issuer and Subscriber, and the Issuer gives notice to the escrow agent that the Closing will not occur, the Escrow Agreement will provide for a prompt release (but in no event later than five (5) Business Days after the Closing Outside Date) of the funds so delivered by Subscriber to the escrow account by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Convertible Note Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Convertible Note Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(c)           The Closing shall be subject to the satisfaction or valid waiver by each of the parties hereto of the conditions that, on the Closing Date:

(i)	no suspension of the offering or sale or trading of the Class A Common Shares (as defined below) in any applicable jurisdiction, or initiation or threatening in writing of any proceedings for any such purposes, shall be deemed to have occurred and be continuing and the Underlying Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”) or the Nasdaq Capital Market (“Nasdaq”), subject to official notice of issuance;

(ii)	all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transaction), and the closing of the Transaction shall occur substantially concurrently with or immediately following the Closing; and

(iii)	no court of competent jurisdiction shall have issued, enforced or entered any judgment or order which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)         In addition to the conditions set forth in Section 2(c), the obligation of the Issuer to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of Subscriber contained in this Convertible Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date;

(ii)	Subscriber shall have performed, satisfied or complied with, in each case, in all material respects, all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)	an indenture, substantially in the form attached as Annex A hereto (the “Indenture”), shall have been executed by the applicable parties thereto.

(e)         In addition to the conditions set forth in Section 2(c), the obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Issuer contained in this Convertible Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failures to be true and correct that would not result, individually or in the aggregate, in an Issuer Material Adverse Effect;

(ii)	the Issuer shall have performed, satisfied or complied with, in each case, in all material respects, all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such noncompliance is provided by Subscriber to the Issuer and the Issuer fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice;

(iii)	the Transaction Agreement shall not have been amended, modified or waived by the Issuer in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Convertible Note Subscription Agreement;

(iv)	the Indenture shall have been executed by the applicable parties thereto;

(v)	the Issuer shall not have entered into any Other Subscription Agreement with a lower purchase price per $1,000 principal amount of the Notes or other terms (economic or otherwise) substantially more favorable to such other subscriber or investor than as set forth in this Convertible Note Subscription Agreement other than any other agreement contemplated by the Transaction Agreement or as otherwise disclosed to the Subscriber;

(vi)	the Available Closing Acquiror Cash (as defined in the Transaction Agreement) of Issuer shall not be less than $175.0 million at the Closing; and

(vii)	the Subscriber shall have received an opinion of Winston & Strawn LLP, special counsel to the Issuer, dated the Closing Date and addressed to the Subscriber, in form and substance reasonably satisfactory to the Subscriber and its counsel, with respect to:

(i)	the enforceability of the Convertible Notes against the Issuer;

(ii)	the execution and delivery by the Issuer of the Indenture and the Notes and the performance by the Issuer of the Indenture will not breach or result in a default under any material agreement to which the Issuer or any of its subsidiaries is a party;

(iii)	the absence of defaults or violations of New York law or federal law or regulation, or any order known to such counsel issued by any court or governmental authority acting pursuant to federal or New York statute, resulting from the execution and delivery of the Indenture and the issuance of the Convertible Notes by the Issuer in accordance with the terms of the Indenture;

(iv)	the absence of required consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any federal or New York State governmental agency or body in connection with the execution and delivery by the Issuer of the Indenture, the issuance of the Convertible Notes by the Issuer in accordance with the terms of the Indenture or the performance by the Issuer of its payment obligations under the Indenture;

(v)	the Issuer is not an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended; and

(vi)	assuming compliance by the Subscriber and the Other Subscribers with the provisions of this Agreement, (A) the exemption from registration of the offer and sale of the Convertible Notes under the Securities Act, as contemplated by this Agreement, and (B) the exemption from qualification of the Indenture under the Trust Indenture Act; and

(viii)	the Subscriber shall have received a certificate or certificates signed by any two officers of the Issuer, dated the Closing Date, in which each such officer shall state that the conditions set forth in Section 2(e)(i) and Section 2(e)(ii) are satisfied as of the Closing Date.

(f)            Prior to or at the Closing, Subscriber shall deliver all such other information and shall take all such actions as is reasonably requested by the Issuer in order for the Issuer to deliver the Convertible Notes to Subscriber or its nominee.

Section 3.             Company Representations and Warranties. The Issuer represents and warrants to Subscriber and the Placement Agents (as defined below) that:

(a)           The Issuer (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Convertible Note Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Issuer Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, an “Issuer Material Adverse Effect” means an event, change, development, occurrence, condition or effect which would have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries, taken as a whole (for such purposes, after giving effect to the consummation of the transactions hereunder and under the Transaction Agreement), or prevents or materially impairs the ability of the Issuer to timely perform its obligations under this Convertible Note Subscription Agreement or the Transaction Agreement, including the issuance and sale of the Convertible Notes.

(b)           The shares of the Issuer’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Shares”), (if any) issuable upon conversion of the Convertible Notes (the “Underlying Shares”) are duly authorized and, when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Issuer’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation.

(c)           This Convertible Note Subscription Agreement has been duly authorized, executed and delivered by the Issuer, and assuming the due authorization, execution and delivery of the same by Subscriber, this Convertible Note Subscription Agreement constitutes the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. The Convertible Notes have been duly authorized by all necessary corporate action of the Issuer, and, on the Closing Date, the Indenture will be duly authorized, executed and delivered by the Issuer. When issued and sold against receipt of the consideration therefor, the Convertible Notes will be valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of equitable remedies. The execution and delivery of this Convertible Note Subscription Agreement and the Indenture, the issuance and sale of the Convertible Notes and the compliance by the Issuer with all of the provisions of this Convertible Note Subscription Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, in each case, that would reasonably be expected to have an Issuer Material Adverse Effect or materially affect the validity of the Convertible Notes or the legal authority of the Issuer to comply in all material respects with the terms of this Convertible Note Subscription Agreement or the Indenture (as the case may be); (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect or materially affect the validity of the Convertible Notes or the legal authority of the Issuer to comply in all material respects with the terms of this Convertible Note Subscription Agreement or the Indenture (as the case may be), except for (A) requirements or regulations in connection with the issuance of the Underlying Shares (if any) upon the conversion of the Convertible Notes, including the filing of a supplemental listing application with Nasdaq or NYSE, (B) any required filings pursuant to the Exchange Act or the rules of the SEC or NYSE or Nasdaq or (C) as have been obtained prior to the date of this Convertible Note Subscription Agreement.

(d)           Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Convertible Note Subscription Agreement, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Convertible Note Subscription Agreement (including, without limitation, the issuance of the Convertible Notes and the Underlying Shares (if any)), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) or Nasdaq or NYSE (as applicable), including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably likely to have an Issuer Material Adverse Effect.

(e)           Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Convertible Note Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Convertible Notes by the Issuer to Subscriber and issuance of the Underlying Shares (if any) to Subscriber, and the Convertible Notes and the Underlying Shares (if any) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(f)            Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Convertible Notes.

(g)           The Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Convertible Note Subscription Agreement for which Subscriber could become liable. Except for Wells Fargo Securities, LLC, Nomura Securities International, Inc. and JonesTrading Institutional Services LLC (acting as co-placement agents to the Issuer and, collectively, the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Convertible Notes to Subscriber.

(h)           As of their respective dates, all reports (the “SEC Reports”) required to be filed by the Issuer with the SEC complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, the representations in the preceding two sentences shall not apply to: (1) the Issuer’s Annual Report on Form 10-K as filed with the SEC on March 31, 2021, which report was superseded by the filing of the Issuer’s Annual Report on Form 10-K/A on June 3, 2021; or (2) the Issuer’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which was filed late on June 3, 2021, solely to the extent that the late filing of such report constituted a failure to comply in all material respects with the requirements of the Exchange Act. A copy of each SEC Report is available to Subscriber via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(i)            As of the date hereof, the issued and outstanding Class A Common Shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “SVOK” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Issuer’s shares on Nasdaq or to deregister the shares under the Exchange Act. The Issuer has taken no action that is designed to terminate the registration of the shares under the Exchange Act.

(j)            Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement or as otherwise disclosed to the Subscriber, the Issuer has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of the Issuer by existing securityholders of the Issuer, which may be effectuated as a forfeiture to the Issuer and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Issuer pursuant to the Transaction Agreement). No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Convertible Note Subscription Agreement.

(k)           Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect, as of the date of this Convertible Note Subscription Agreement, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(l)            The Issuer is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

(m)          As of the date hereof and as of immediately prior to the Transaction, the authorized capital stock of the Issuer is 401,000,000 shares, consisting of (a) 380,000,000 Class A Common Shares, (b) 20,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Shares”), and (c) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 25,875,000 Class A Common Shares are issued and outstanding; (iii) 6,468,750 shares of Class B Common Shares are issued and outstanding; (iv) 5,587,500 warrants to purchase 5,587,500 Class A Common Shares (the “Private Placement Warrants”) are outstanding; and (v) 12,937,500 warrants to purchase 12,937,500 Class A Common Shares (the “Public Warrants”) are outstanding. All (A) issued and outstanding Class A Common Shares and Class B Common Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (B) outstanding Private Placement Warrants and Public Warrants have been duly authorized and constitutes the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Class A Common Shares or shares of Class B common stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests.

(n)           The Issuer is not, and immediately after receipt of payment for the Convertible Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)           The operations of the Issuer and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(p)           Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is, currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). Since the Issuer’s inception, the Issuer and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 4.             Subscriber Representations and Warranties. Subscriber represents and warrants to the Issuer and the Placement Agents that:

(a)           Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Convertible Note Subscription Agreement.

(b)           This Convertible Note Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer, this Convertible Note Subscription Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)           The execution and delivery of this Convertible Note Subscription Agreement, the purchase of the Convertible Notes and the compliance by Subscriber with all of the provisions of this Convertible Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Convertible Notes.

(d)           Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) is acquiring the Convertible Notes and the Underlying Shares (if any) only for its own account and not for the account of others, or if Subscriber is subscribing for the Convertible Notes as a fiduciary or agent for one or more investor accounts, Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Convertible Notes and the Underlying Shares (if any) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(e)           Subscriber understands that the Convertible Notes and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Convertible Notes and the Underlying Shares (if any) have not been registered under the Securities Act. Subscriber understands that the Convertible Notes and the Underlying Shares (if any) may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except in accordance with the legend applicable to the Convertible Notes and the Underlying Shares (if any), as set forth in the Indenture, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Convertible Notes and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Convertible Notes and the Underlying Shares (if any) for an indefinite period of time. Subscriber acknowledges and agrees that the Convertible Notes and the Underlying Shares (if any) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Convertible Notes and the Underlying Shares (if any).

(f)            Subscriber understands and agrees that Subscriber is purchasing the Convertible Notes and the Underlying Shares (if any) directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Issuer, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Convertible Note Subscription Agreement, and Subscriber hereby represents and warrants that it is relying exclusively on Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Convertible Notes and the Underlying Shares (if any), and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and Giddy, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges that certain information provided to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Convertible Notes and the Underlying Shares (if any). In connection with the issuance and sale of the Convertible Notes, no Placement Agent has acted as a financial advisor or fiduciary to any Subscriber. None of the Placement Agents or any of their respective directors, officers, employees, representatives or controlling persons has made any independent investigation with respect to the Issuer, the Convertible Notes, the Underlying Shares (if any) or the completeness, adequacy or accuracy of any information provided to Subscriber by the Issuer. Subscriber agrees that neither of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to Subscriber pursuant to this Convertible Note Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Convertible Notes and the Underlying Shares (if any).

(g)           Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in equity transactions that are not registered under the Securities Act, and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating our participation in the purchase of the Convertible Notes and the Underlying Shares (if any). Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(h)           Subscriber is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Convertible Notes and the Underlying Shares (if any) for its own account or for an account over which Subscriber exercises sole discretion for another qualified institutional buyer or institutional accredited investor.

(i)            In making its decision to purchase the Convertible Notes and the Underlying Shares (if any), Subscriber has relied solely upon independent investigation made by Subscriber and the Issuer’s representations and warranties in Section 3. Subscriber acknowledges and agrees that Subscriber has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any), including with respect to the Issuer and its subsidiaries and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any). Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Issuer’s filings with the Commission and any disclosure documents provided by or on behalf of the Issuer in connection with the Subscription. Subscriber acknowledges and agrees that none of the Placement Agents, or any affiliate of the Placement Agents, has provided Subscriber with any information or advice with respect to the Convertible Notes and the Underlying Shares (if any) nor is such information or advice necessary or desired. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Issuer or the quality or value of the Convertible Notes and the Underlying Shares (if any) and the Placement Agents and any of their respective affiliates may have acquired nonpublic information with respect to the Issuer which Subscriber agrees need not be provided to it. In connection with the issuance of the Convertible Notes to Subscriber, none of the Placement Agents or any of their respective affiliates has acted as a financial advisor or fiduciary to Subscriber.

(j)            Subscriber became aware of this offering of the Convertible Notes and the Underlying Shares (if any) solely by means of direct contact between Subscriber and the Issuer or their respective representatives or affiliates, or by means of contact from any of the Placement Agents and the Convertible Notes and the Underlying Shares (if any) were offered to Subscriber solely by direct contact between Subscriber and the Issuer or their respective representatives or affiliates, or by contact between Subscriber and one or more Placement Agents. Subscriber did not become aware of this offering of the Convertible Notes and the Underlying Shares (if any), nor were the Convertible Notes and the Underlying Shares (if any) offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Convertible Notes and the Underlying Shares (if any) (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)           Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Convertible Notes and the Underlying Shares (if any) and that it is able to fend for itself in the transactions contemplated by this Convertible Note Subscription Agreement. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes and the Underlying Shares (if any), and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges and agrees that neither the Issuer nor any of its affiliates has provided any tax advice to Subscriber or made any representations or warranties or guarantees to Subscriber regarding the tax treatment of its investment in the Convertible Notes and the Underlying Shares (if any).

(l)            Subscriber has analyzed and considered the risks of an investment in the Convertible Notes and the Underlying Shares (if any) and determined that the Convertible Notes and the Underlying Shares (if any) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)          Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Convertible Notes and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

(n)           Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transaction), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by Subscriber and used to purchase the Convertible Notes are derived from lawful activities. For purposes of this Convertible Note Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Convertible Note Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.

(o)           If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transactions provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Issuer or any of its affiliates (the “Transaction Parties”) as the Plan’s fiduciary or for advice, with respect to its decision to acquire and hold the Convertible Notes and the Underlying Notes (if any), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Convertible Notes and the Underlying Shares (if any) and (ii) none of the acquisition, holding and/or transfer or disposition of the Convertible Notes and the Underlying Shares (if any) will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(p)          Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(q)           No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Convertible Notes to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

Section 5.                Registration of Underlying Shares.

(a)            The Issuer agrees that the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of all of the Underlying Shares (if any) no later than fifteen (15) Business Days after the Closing Date, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the Commission reviews and has written comments to the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Issuer will provide a draft of the Registration Statement to the Subscriber for review at least three (3) Business Days in advance of filing the Registration Statement. Unless otherwise agreed to in writing by Subscriber, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Issuer. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Underlying Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Underlying Shares which is equal to the maximum number of Underlying Shares as is permitted by the Commission. In such event, the number of Underlying Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Underlying Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Underlying Shares not included in the Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. The Issuer agrees that, except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Issuer will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber until the earlier of (i) three (3) years from the issuance of the Convertible Notes, (ii) the date on which all of the Underlying Shares (if any) shall have been sold, or (iii) on the first date on which Subscriber can sell all of its Underlying Shares (or shares received in exchange therefor) (if any) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). If requested by Subscriber, the Issuer shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Underlying Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Underlying Shares and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Issuer, its counsel or the transfer agent, establishing that restrictive legends are no longer required. From and after such time as the benefits of Rule 144 or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s common stock for so long as Subscriber holds Underlying Shares, the Issuer shall, at its expense, make and keep public information available, as those terms are understood and defined in Rule 144; use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and such reports and other documents are required for the applicable provisions of Rule 144 to enable Subscriber to sell the Underlying Shares (if any) under Rule 144 for so long as Subscriber holds any Note; and furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration. “Underlying Shares” shall be deemed to include, as of any date of determination, any equity security issued or issuable with respect to the Underlying Shares (if any) by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event. “Holder” shall mean Subscriber or any affiliate of Subscriber to which the rights under this Section 5 shall have been assigned. The Issuer’s obligations to include the Underlying Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Issuer to effect the registration of the Underlying Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Underlying Shares. In the case of the registration effected by the Issuer pursuant to this Convertible Note Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of any Underlying Shares. Notwithstanding anything to the contrary contained herein, the Issuer may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Issuer or would require premature disclosure of information that could materially adversely affect the Issuer, or if the Commission issues any stop order suspending the effectiveness of any Registration Statement or indicates the intention to initiate any proceedings for such purpose (each such circumstance, a “Suspension Event”); provided, that, (w) the Issuer shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Issuer shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(b)            Upon receipt of any written notice from the Issuer (which notice shall not contain any material nonpublic information regarding the Issuer) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of any Underlying Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Issuer, Subscriber will deliver to the Issuer, or in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Underlying Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Underlying Shares shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)            The Issuer shall advise Subscriber within five (5) Business Days:

(i)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)	of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Underlying Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	subject to the provisions in this Convertible Note Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding the Issuer.

(d)            The Issuer shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(e)            Except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Convertible Note Subscription Agreement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to holders of the Underlying Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)             The Issuer shall use its commercially reasonable efforts to cause all of the Underlying Shares (when issued) to be listed on each securities exchange or market, if any, on which the Issuer’s common stock have been listed.

(g)            If any of the following events shall occur as a result of the Issuer’s failure to satisfy its obligations under this Section 5 (each, a “Registration Default”), then the Issuer shall pay additional interest on the Convertible Notes (“Additional Interest”) to the Subscriber as follows:

(i)	if the Registration Statement has not been declared effective on or prior to the date that is twelve (12) full calendar months after the Closing Date (“Additional Interest Date”), then commencing on the Additional Interest Date, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first ninety (90) days from and including the Additional Interest Date and 0.50% per annum thereafter;

(ii)	if the Issuer through its omission fails to name the Subscriber as a selling securityholder and such selling securityholder had complied timely with its obligations hereunder in a manner to entitle such selling securityholder to be so named in (i) the Registration Statement at the time it first became effective or (ii) any prospectus at the later of time of filing thereof or the time the Registration Statement of which such prospectus forms a part becomes effective, then Additional Interest shall accrue, on the aggregate outstanding principal amount of the Notes held by such Subscriber, at a rate of 0.25% per annum for the first ninety (90) days from and including the effective date of such Registration Statement or the time of filing of such prospectus, as the case may be, and 0.50% per annum thereafter, until such selling securityholder is so named; or

(iii)	if the Registration Statement has been declared or becomes effective but ceases on or after the Additional Interest Date to be effective or usable for the offer and sale of the Underlying Securities, other than a Suspension Event as described in paragraph (a) or as a result of a requirement to file a post-effective amendment for purposes of Section 10(a)(3) of the Securities Act or to file a post-effective amendment or supplement to a prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time following the Effectiveness Deadline and the Company does not cure the lapse of effectiveness or usability within ten (10) Business Days, then Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first ninety (90) days from and including the day following such tenth (10th) Business Day and 0.50% per annum thereafter.

(iv)	If a Registration Default occurs, the Additional Interest will accrue on the Convertible Note of the Subscriber from, and including, the date set forth in clauses (i) – (iii), respectively, for such Registration Default, until the earlier of (1) the day on which such Registration Default is cured and (2) the date on which the Registration Statement is no longer required to be kept effective. Any amounts of Additional Interest due pursuant to this Section 5 will be payable in cash on the date for payment of the stated interest on the Convertible Note to the Subscriber who is a holder of the Convertible Note of record as of the close of business on the relevant record dates for the payment of stated interest.

(v)	The Additional Interest rate on any Convertible Note (together with any Special Interest (as defined in the Indenture)) shall not accrue on any day at a combined rate in excess of 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable because of more than one Registration Default, but at a rate of 0.25% per annum under one Registration Default and at a rate of 0.50% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.50% per annum.

Notwithstanding any provision in this Agreement or in the Indenture to the contrary, in no event shall interest, including Additional Interest, accrue to holders of shares of Underlying Shares issued upon conversion of some or all Convertible Notes of the Subscriber, except in the case of Notes that are surrendered for conversion after 5:00 p.m., New York City time, on the regular Interest Record Date (as defined in the Indenture) immediately preceding the maturity date of the Notes or, if the Company has specified a Fundamental Change Purchase Date (as defined in the Indenture) that is after a regular Interest Record Date and on or prior to the corresponding Interest Payment Date (as defined in the Indenture) and such Notes are surrendered for conversion after such regular Interest Record Date and on or prior to such Interest Payment Date.

(h)            The Issuer shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Underlying Shares (if any) issuable upon conversion of the Convertible Notes required hereby.

(i)            Piggyback Registration Rights for Underwritten Offerings.

(i)	If (but without any obligation to do so) the Issuer proposes to register any of its Class A Common Stock under the Securities Act in connection with an underwritten offering of such securities solely for cash, then the Issuer shall give written notice of such proposed offering to the Subscriber as soon as practicable but not less than ten (10) days before the anticipated filing date of the “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering and the name of the proposed managing underwriter or underwriters in such offering, and (B) offer to the Subscriber the opportunity to include in such underwritten offering such number of Underlying Shares as the Subscriber may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 5(h)(ii), the Issuer shall, in good faith, cause such Underlying Shares to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit the Underlying Shares requested by the Subscriber pursuant to this Section 5(h)(i) to be included therein on the same terms and conditions as any similar securities of the Issuer included in such registered offering and to permit the sale of such Underlying Shares in accordance with the intended method of distribution thereof. The inclusion of any of the Subscriber’s Underlying Shares in a Piggyback Registration shall be subject to Subscriber agreeing to enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering.

(ii)	If the total amount of securities, including Underlying Shares of the Subscriber, requested to be included in such offering exceeds the amount of securities sold other than by the Issuer that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Issuer shall be required to include in the offering only that number of such securities, including Underlying Shares, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders).

(iii)	Subscriber shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Issuer (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or otherwise abandon such offering. Notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, the Issuer shall be responsible for all registration and filing fees, national securities exchange fees, blue sky fees and expenses, printing expenses and fees and disbursement of the Issuer’s counsel and accountants incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 5(h)(iii).

(iv)	Subscriber shall have the right to irrevocably waive its rights under this Section 5(h) (without prejudicing or altering its other rights under this Section 5) by providing written notice to the Issuer in accordance with this Convertible Note Subscription Agreement, in which case the Issuer will not provide any notice contemplated by this Section 5(h).

Section 6.                Covenants.

(a)            Use of Proceeds. The Issuer shall apply the net proceeds received pursuant to this Subscription Agreement and the Other Subscription Agreements in compliance with all applicable laws including, but not limited to, Anti-Money Laundering Laws. The Issuer will not directly or indirectly use the proceeds received pursuant to this Subscription Agreement or the Other Subscription Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that would reasonably be expected to result in a violation by any Person of Sanctions.

Section 7.               Termination. This Convertible Note Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Convertible Note Subscription Agreement or (c) by written notice from Subscriber given any time on or after _______, 2021, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date, (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Issuer shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this Section 7, this Convertible Note Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by Subscriber to the Issuer in connection herewith shall promptly (and in any event within one Business Day) following the Termination Event be returned to Subscriber.

Section 8.                Trust Account Waiver. Reference is made to the final prospectus dated as of December 17, 2020 and filed with the U.S. Securities and Exchange Commission (“SEC”) (File No. 333-251062 and 333-251447) on December 21, 2020 (the “Prospectus”). Subscriber has reviewed the Prospectus and acknowledges that the Issuer has established the trust account described in the Prospectus (the “Trust Account”) for the benefit of the public stockholders (the “Public Stockholders”) and the underwriters (“Underwriters”) of the Issuer’s initial public offering (“IPO”) and that, except for certain exceptions described in the Prospectus, the Issuer may disburse monies from the trust account only: (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of the Issuer; (ii) to the Issuer and the Underwriters after the consummation of a business combination, as described in the Prospectus (a “Business Combination”), (iii) to the Public Stockholders in the event the Issuer does not consummate a Business Combination within twenty-four (24) months after the closing of the initial public offering, or (iv) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay any taxes and up to $100,000 in dissolution expenses. Subscriber hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (a “Claim”) and hereby waives any Claim it may have now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Issuer or makes any Claim against the Trust Account for any reason whatsoever. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Convertible Note Subscription Agreement and specifically relied upon by the Issuer and its representatives to induce the Issuer to enter into this Convertible Note Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its representatives under applicable law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Issuer or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Issuer or its representatives, Subscriber hereby acknowledges and agrees that its and its representatives and affiliates’ sole remedy shall, except as may be set forth in any definitive agreement, be against funds held outside of the Trust Account and that such Claim shall not permit Subscriber, or its representatives or affiliates or shareholders (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account or any amounts contained therein.

Section 9.                Indemnity.

(a)            Subject to Section 8 above, the Issuer agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, and officers, employees, and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein.

(b)           Subscriber agrees to indemnify and hold harmless the Issuer, its directors, officers, employees and agents, and each person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Issuer against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Convertible Notes purchased pursuant to this Convertible Note Subscription Agreement and the corresponding Underlying Shares (if any) giving rise to such indemnification obligation.

(c)            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           The indemnification provided for under this Convertible Note Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Convertible Notes purchased pursuant to this Convertible Note Subscription Agreement and the corresponding Underlying Shares (if any).

(e)            If the indemnification provided under this Section 9 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, subject to Section 8, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 9(e) by any seller of Convertible Notes or Underlying Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Convertible Notes or Underlying Shares. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Convertible Note Subscription Agreement.

Section 10.              Miscellaneous.

(a)           All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b)           Subscriber acknowledges that the Issuer and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Convertible Note Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Issuer and the Placement Agents if they are no longer accurate in any respect). Subscriber further acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the representations and warranties of Subscriber contained in this Convertible Note Subscription Agreement. Subscriber acknowledges and agrees that each purchase by Subscriber of Convertible Notes from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Convertible Note Subscription Agreement. Prior to the Closing, the Issuer agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Issuer and the Placement Agents if they are no longer accurate in any respect).

(c)            Each of the Issuer, the Placement Agents, Giddy and Subscriber is irrevocably authorized to produce this Convertible Note Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)           Subscriber shall pay all of its own expenses in connection with this Convertible Note Subscription Agreement and the transactions contemplated herein.

(e)            Neither this Convertible Note Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Convertible Notes acquired hereunder and the corresponding Underlying Shares (if any) and Subscriber’s rights under Section 5 hereof) may be transferred or assigned. Neither this Convertible Note Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Issuer may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Issuer). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Convertible Note Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Issuer’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(f)             All the agreements, representations and warranties made by each party hereto in this Convertible Note Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect.

(g)            The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Convertible Notes and to register the Underlying Shares (if any) for resale, and Subscriber shall provide such information as may be reasonably requested. Subscriber acknowledges that subject to the conditions set forth in Section 10(t), the Issuer may file a copy of this Convertible Note Subscription Agreement with the Commission as an exhibit to a periodic report of the Issuer or a registration statement of the Issuer.

(h)            This Convertible Note Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided, that, Section 4, Section 10(c), this Section 10(h) and Section 10(j) of this Convertible Note Subscription Agreement may not be amended, modified or waived in a manner that is material and adverse to the Placement Agents without the prior written consent of the Placement Agents (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that no amendment, modification or waiver of the provisions of this Convertible Note Subscription Agreement shall be effective without the prior written consent of Giddy (other than amendments, modifications or waivers that (i) are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Convertible Note Subscription Agreement or (ii) would not increase conditionality or impose any new obligation on Merger Sub or Giddy, reduce the principal amount of Convertible Notes hereunder or reduce or impair the rights of Merger Sub hereunder), which consent shall not be unreasonably withheld, conditioned or delayed.

(i)             This Convertible Note Subscription Agreement, together with the form of Indenture attached hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)             Except as otherwise provided herein (including the next sentence hereof), this Convertible Note Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 8, Section 10(b), Section 10(c), Section 10(e), Section 10(h) and this Section 10(j), this Convertible Note Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Convertible Note Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. Each of the Issuer and Subscriber further acknowledges and agrees that Giddy is an express third-party beneficiary of Section 8, Section 10(h) and this Section 10(j). For the avoidance of doubt, the Placement Agents are express third-party beneficiaries of this Convertible Note Subscription Agreement, including without limitation Subscriber’s representations and warranties in Section 4.

(k)            The parties hereto acknowledge and agree that (i) this Convertible Note Subscription Agreement is being entered into in order to induce the Issuer to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Convertible Note Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Convertible Note Subscription Agreement and to enforce specifically the terms and provisions of this Convertible Note Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to seek specific enforcement of the Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) not to assert that a remedy of specific enforcement pursuant to this Section 10(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (y) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which the Issuer is being granted an award of money damages, Subscriber agrees that such damages, to the extent payable by Subscriber, shall include, without limitation, damages related to the consideration that is or was to be paid to the Issuer under the Transaction Agreement and/or this Convertible Note Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Transaction Agreement and this Convertible Note Subscription Agreement.

(l)             In any dispute arising out of or related to this Convertible Note Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Convertible Note Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the adjudication and the enforcement of its rights under this Convertible Note Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m)           If any provision of this Convertible Note Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Convertible Note Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n)            No failure or delay by a party hereto in exercising any right, power or remedy under this Convertible Note Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Convertible Note Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Convertible Note Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o)            This Convertible Note Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p)            This Convertible Note Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q)            EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT.

(r)             The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Convertible Note Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Convertible Note Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Convertible Note Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s)            This Convertible Note Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Convertible Note Subscription Agreement, or the negotiation, execution or performance of this Convertible Note Subscription Agreement, may only be brought against the entities that are expressly named as parties or third-party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third-party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Convertible Note Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t)            The Issuer shall, by 9:00 a.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Convertible Note Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information regarding the Issuer received from the Issuer or any of its officers, directors, or employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Company, the Placement Agents, the Issuer or any of their respective affiliates in connection with the Transaction; provided, that the foregoing shall not apply to the extent that Subscriber or any of its affiliates are an investor in Giddy as of the date hereof. Notwithstanding anything in this Convertible Note Subscription Agreement to the contrary, the Issuer (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except as required by the federal securities law, regulatory agency or under the regulations of Nasdaq or NYSE, as applicable. Subscriber will promptly provide any information reasonably requested by the Issuer or any of its affiliates for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(u)           The obligations of Subscriber under this Convertible Note Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Convertible Note Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Convertible Notes pursuant to this Convertible Note Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Convertible Note Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Convertible Notes and the Underlying Shares (if any) or enforcing its rights under this Convertible Note Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Convertible Note Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(v)         Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Convertible Notes until ninety (90) days following the Closing Date (or such earlier termination of this Convertible Note Subscription Agreement in accordance with its terms). For the avoidance of doubt, this Section10(v) shall not apply to any sale (including the exercise of any redemption right) of securities of the Issuer (i) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Convertible Note Subscription Agreement or (ii) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in open market transactions after the execution of this Convertible Note Subscription Agreement. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Convertible Note Subscription Agreement or of Subscriber’s participation in the subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Class A Shares covered by this Convertible Note Subscription Agreement.

(w)            If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

(x)               Each of Subscriber and the Issuer shall pay all of its own expenses in connection with this Convertible Note Subscription Agreement and the transactions contemplated herein; provided, however, subject to the occurrence of the Closing, the Issuer shall reimburse the reasonable and documented out-of-pocket expenses of legal counsel incurred by Subscriber and the Other Subscribers in connection with the negotiation of this Convertible Note Subscription Agreement and the transactions contemplated herein in an aggregate amount not to exceed $250,000, which amount may be increased with the consent of the Issuer, which consent will not be unreasonably withheld or delayed.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Convertible Note Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

SEVEN OAKS ACQUISITION CORP.

By:
Name: Gary S. Matthews
Title: Chief Executive Officer

Address:

Seven Oaks Acquisition Corp.
445 Park Avenue, 17th Floor
New York, NY 10022
Attention: Gary S. Matthews
Telephone: (917) 214-6371
E-mail: gary@sevenoaksacquisition.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attention: Dominick DeChiara
Jason D. Osborn
David A. Sakowitz
Facsimile: 212-294-4700
Email: DDeChiara@winston.com
JOsborn@winston.com
DSakowitz@winston.com

[Signature Page to Subscription Agreement]

SUBSCRIBER:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Principal Amount of Convertible Notes subscribed for (100% issue price):	$

Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Issuer specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

ANNEX A

FORM OF THE INDENTURE